EXHIBIT 99.2

MELLON FINANCIAL CORPORATION

LONG-TERM PROFIT INCENTIVE PLAN (2004)

PERFORMANCE ACCELERATED RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made as of this      day of                          , by and between Mellon Financial Corporation (the “Corporation”), having its principal place of business in the Commonwealth of Pennsylvania,

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[NAME], a key employee (the “Grantee”) of the Corporation

WITNESSETH THAT:

WHEREAS, Grantee is now employed by the Corporation (“Corporation”, when used herein with reference to employment of Grantee, shall include any Affiliate of the Corporation as defined in the Plan) as a key employee; and

WHEREAS, the Corporation has adopted the Long-Term Profit Incentive Plan (2004) (the “Plan”) under which the Corporation may grant to key employees of the Corporation shares of common stock, par value $.50 per share, of the Corporation (the “Stock”) subject to restrictions set forth in the Plan and in this Agreement; and

WHEREAS, the Corporation desires to grant [NUMBER OF SHARES] shares of Stock to Grantee;

NOW THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound, the parties hereto hereby agree with each other as follows:

SECTION 1: Stock Award

1.1 Subject to the terms and conditions set forth herein and to the terms of the Plan, and in order to provide an additional incentive for Grantee, as a key employee, to work for the long-range success of the Corporation, the Corporation hereby awards to Grantee the number of shares of Stock stated above.

SECTION 2: Restrictions on Transfer

2.1 No shares of Stock awarded hereunder or any interest therein may be sold, transferred, assigned, pledged or otherwise disposed of (any such action being hereinafter referred to as a “Disposition” of shares) by the Grantee until such time as this restriction lapses with respect to such shares pursuant to Section 3 hereof.

2.2 Grantee agrees that a restrictive legend in substantially the following form may be placed on the certificate or book-entry account representing the shares of Stock awarded hereunder:

“The sale, transfer, assignment, pledge or other disposition of the shares represented by this certificate is subject to the restrictions set forth in the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) and in the Performance Accelerated Restricted Stock Agreement executed thereunder dated as of [GRANT DATE], copies of each of which are available for inspection at the principal office of Mellon Bank, N.A. No such transaction shall be recognized as valid or effective unless there shall have been compliance with the terms and conditions of such Agreement.”

2.3 Grantee hereby authorizes the Corporation or its agents to retain custody of the certificates or book-entry account representing the Stock awarded hereunder until such time as the restrictions on Disposition lapse. As soon as practicable after the date on which restrictions on Disposition of any shares lapse, the Corporation will either (i) cause to be delivered to Grantee (which delivery may be by Mellon interoffice mail or by the U.S. mail at the last address for Grantee then indicated in the Corporation’s records) certificates for such shares registered in the name of Grantee or (ii) credit such shares to (or retain such shares in) a book-entry account in Grantee’s name, in either case with the restrictive legend described in Section 2.2 hereof removed. As soon as practicable after the signing of this Agreement, Grantee shall deliver to the Corporation’s Executive Compensation area (AIM No. 151-0722), a signed copy of this Agreement.

2.4 Grantee understands that the transfer agent for the Stock will be instructed to effect transfers of the shares of Stock awarded hereunder only upon satisfaction of the conditions set forth herein and in the Plan.

SECTION 3: Lapse of Restrictions and Forfeiture of Shares

3.1 If Grantee remains continuously employed by the Corporation through the close of business on [GRANT DATE + 7 YEARS], the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall lapse in full on such date, and Grantee shall receive the shares of Stock free of such restrictions on Disposition; provided, however, that the restrictions on Disposition may lapse on such earlier date or dates that the Committee (as defined below) determines, in accordance with Section 3.3, that the Performance Conditions set forth in Section 3.2 have been satisfied.

3.2 Performance Conditions. If with respect to a calendar year after [YEAR BEFORE YEAR OF GRANT] both (1) the condition set forth in Section 3.2(a) below (the “EPS Condition”) is satisfied and (2) the condition set forth in Section 3.2(b) below (the “ROCE Condition”) is satisfied, then upon certification of such satisfaction in accordance with Section 3.3, the restrictions on Disposition shall lapse as to one-third of the original number of shares of Stock awarded hereunder.

(a) EPS Condition.

(i) If Diluted Operating Earnings Per Share for a calendar year after [YEAR BEFORE YEAR OF GRANT] are equal to or in excess of [        %] over Diluted Operating Earnings Per Share for the prior calendar year, the EPS Condition shall be deemed to have been satisfied for such calendar year. For purposes of the EPS Condition, “Diluted Operating Earnings Per Share” shall mean the Corporation’s fully diluted earnings per common share excluding items such as gains and losses from acquisitions and divestitures and other non-recurring items of income and expense and the cumulative effect of accounting changes for the calendar year in question which shall be as determined, except as herein provided, on a consolidated basis in accordance with generally accepted accounting principles and reported in the Corporation’s annual earnings press release for the calendar year in question.

(ii) If after December 31, [YEAR BEFORE YEAR OF GRANT], (A) a dividend or other distribution shall be declared upon the Common Stock of the Corporation payable in shares of Common Stock, (B) the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, stock split-up, combination of shares, merger or consolidation or (C) there shall be a change in the capitalization of the Corporation resulting from the separation from the Corporation of any corporation or business through a spin-off or other distribution of stock or property to the shareholders of the Corporation or a reorganization or a partial or complete liquidation, an appropriate and proportionate adjustment shall be made by the Committee with respect to Diluted Operating Earnings Per Share so as to preserve as nearly as may be practicable the intended effect of this Section. Any such adjustment made by the Committee shall be final, binding and conclusive as to the Grantee, notwithstanding any other provisions of this Agreement.

(b) ROCE Condition. If Operating Return on Common Equity for a calendar year after [YEAR BEFORE YEAR OF GRANT] is [        %] or more, the ROCE Condition shall be deemed to have been satisfied for such calendar year. For purposes of the ROCE Condition, “Operating Return on Common Equity” shall mean the Corporation’s operating return on average common shareholders’ equity excluding items such as gains and losses from acquisitions and divestitures and other non-recurring items of income and expense and the cumulative effect of accounting changes for the calendar year in question which shall be as determined, except as herein provided, by the Corporation pursuant to Item VI(2) of Securities and Exchange Commission Industry Guide 3 (or any successor regulation) and reported in the Corporation’s annual earnings press release for the calendar year in question.

(c) Effect of Acquisitions or Dispositions. If after December 31, [YEAR BEFORE YEAR OF GRANT], the Corporation or an Affiliate shall acquire or dispose of a business which would constitute a “significant subsidiary” as defined in 17 C.F.R. § 210.1-01(w) as in effect from time to time or any successor provision, then in determining Diluted Operating Earnings Per Share and Operating Return on Common Equity for the calendar year of such acquisition or disposition, in addition to excluding the gains and losses referred to in Section 3.2(a)(i) above there shall also be excluded (i) all expenses incurred in connection with such acquisition or disposition and (ii) in the case of an acquisition (A) any shares of Common Stock issued in connection with the acquisition and (B) all revenue and expenses attributed to the business so acquired; provided, however, that for purposes of determining whether the EPS Condition has been satisfied for the calendar year immediately following the calendar year of such acquisition or disposition, such expenses incurred, shares issued and revenue and expenses shall be included on an annualized basis for the calendar year of such acquisition or disposition, as the case may be. The determination of the Committee as to the amounts of any adjustments to Diluted Operating Earnings Per Share and Operating Return on Common Equity pursuant to this paragraph shall be final, binding and conclusive upon all parties.

3.3 Committee Certification. As promptly as practicable after the Corporation’s annual earnings press release for the calendar year being measured becomes available to it, the Human Resources Committee of the Board of Directors (the “Committee”) shall determine in accordance with the terms of this Agreement and shall certify (a) whether both the EPS Condition and the ROCE Condition have been satisfied and (b) the number, if any, of the shares of Stock as to which there has been satisfaction of the Performance Conditions contained in Section 3.2.

3.4 Notwithstanding Sections 3.1 through 3.3 hereof, the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall lapse in full upon termination of Grantee’s employment with the Corporation prior to [GRANT DATE + 7 YEARS], if such termination is by reason of (i) Grantee’s death or (ii) Grantee’s “Permanent Disability” as defined in the Employment Agreement effective [DATE], between the Corporation and Grantee (the “Employment Agreement”).

3.5 Notwithstanding Sections 3.1 through 3.3 hereof, the restrictions on Disposition of the Stock set forth in Section 2.1 shall lapse in accordance with the following schedule upon termination of Grantee’s employment with the Corporation prior to [GRANT DATE + 7 YEARS], if such termination occurs after age 55 and Grantee is credited with five years of employment with the Corporation when such termination occurs:

Period of Termination	Cumulative Percent of Shares of Stock As to Which Restrictions Shall Lapse
[GRANT DATE + 1 YEAR] through [GRANT DATE + 2 YEARS – 1 DAY]	14%
[GRANT DATE + 2 YEARS] through [GRANT DATE + 3 YEARS – 1 DAY]	28%
[GRANT DATE + 3 YEARS] through [GRANT DATE + 4 YEARS – 1 DAY]	42%
[GRANT DATE + 4 YEARS] through [GRANT DATE + 5 YEARS – 1 DAY]	56%
[GRANT DATE + 5 YEARS] through [GRANT DATE + 6 YEARS – 1 DAY]	70%
[GRANT DATE + 6 YEARS] through [GRANT DATE + 7 YEARS – 1 DAY]	84%

3.6 If Grantee’s employment with the Corporation terminates at any time due to a “Without Cause Termination” or a “Constructive Discharge”, as defined in the Employment Agreement, any portion of this grant which remains subject to the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall not be forfeited but shall remain outstanding, and the restrictions on Disposition set forth in Section 2.1 hereof shall continue to lapse in accordance with Sections 3.1 through 3.3 hereof, regardless of such termination of employment.

3.7 Notwithstanding any other provision hereof, the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall lapse immediately upon the occurrence of a “Change in Control Event”, as defined in Section 2.4 of the Plan.

3.8 Upon the effective date of a termination of Grantee’s employment with the Corporation for any reason not specified in Sections 3.4 through 3.6 above, all shares of Stock then subject to restrictions on Disposition shall immediately be forfeited and returned to the Corporation without consideration or further action being required of the Corporation. For purposes of the immediately preceding sentence, the effective date of Grantee’s termination shall be the date upon which Grantee ceases to perform services as an employee of the Corporation or any of its subsidiaries, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation or any of its subsidiaries.

SECTION 4: Miscellaneous

4.1 Notwithstanding any other provision of this Agreement, Grantee hereby agrees to take any action, and consents to the taking of any action by the Corporation, with respect to the Stock awarded hereunder necessary to achieve compliance with applicable laws or regulations in effect from time to time. Any determination by the Committee with respect to the need for any action in order to achieve such compliance with laws or regulations shall be final, binding and conclusive. The Corporation shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the award of Stock under the Plan, the lapsing of restrictions thereon or the delivery of certificates therefore to comply with any law or regulation in effect from time to time.

4.2 Grantee shall be advised by the Corporation or an Affiliate as to the amount of any federal, state, local or foreign income or employment taxes required to be withheld by the Corporation or such Affiliate on the compensation income resulting from the award of the Stock. Grantee shall pay any taxes required to be withheld directly to the Corporation or any Affiliate in cash upon request, except that the Grantee may satisfy such obligation in whole or in part by requesting the Corporation in writing to withhold from the shares of Stock otherwise deliverable to the Grantee shares of Common Stock having a Fair Market Value, as defined in the Plan, on the date of Committee certification or [GRANT DATE + 7 YEARS], as the case may be, equal to the amount of the withholding tax obligation to be so satisfied. Grantee understands that no shares of Stock shall be delivered to Grantee, notwithstanding the lapse of the restrictions thereon, unless and until Grantee shall have satisfied any obligation for withholding taxes with respect thereto as provided herein.

4.3 Grantee hereby indemnifies the Corporation and holds it harmless from and against any and all damages or liabilities incurred by the Corporation (including liabilities for attorneys’ fees and disbursements) arising out of any breach by Grantee of this Agreement, including, without limitation, any attempted Disposition in violation of Section 2.1 hereof.

4.4 Nothing herein shall be construed as giving Grantee any right to be retained in the employ of the Corporation or affect any right that the Corporation may have to terminate the employment of Grantee.

4.5 This Agreement is subject in all respects to the terms of the Plan, as amended and interpreted from time to time by the Committee; provided, however, that no alteration, amendment, revocation or termination of the Plan shall, without the written consent of Grantee, adversely affect the rights of Grantee with respect to the Stock. Should there be any inconsistency between the provisions of this Agreement and the terms and conditions of the Plan, the provisions in the Plan shall govern; provided, however, that this Agreement shall be subject to the terms of the Employment Agreement. Grantee may obtain a copy of the Plan by writing or calling the Executive Compensation Division of the Corporation’s Human Resources Department in Pittsburgh, Pennsylvania.

4.6 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, other than any choice of law provisions calling for the application of laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MELLON FINANCIAL CORPORATION

By:

GRANTEE

[GRANT DATE]